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                                  Exhibit 4.8


                                INDIVIDUAL, INC.


                  Form of Non-Qualified Stock Option Agreement
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   Individual, Inc., a Delaware corporation (the "Company"), hereby grants this
((Grant_Date)) to ((Name)) (the "Optionee"), an option to purchase a maximum of ((Shares)) shares (the "Shares") of its Common Stock, $.01 par value, at the price of ((Price)) per share, on the following terms and conditions:

   1.  Grant Under Amended and Restated 1989 Stock Plan.  This option is granted
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pursuant to and is governed by the Company's Amended and Restated 1989 Stock
Option Plan (the "Plan") and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan. Determinations made in connection with this option pursuant to the Plan shall be governed by the Plan as it exists on this date.

   2.  Grant as Non-Qualified Option; Other Options.  This option shall be
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treated for federal income tax purposes as a Non-Qualified Option (rather than an incentive stock option), and the Board of Directors will take appropriate action, if necessary, to achieve this result. This option is in addition to any other options heretofore or hereafter granted to the Optionee by the Company, but a duplicate original of this instrument shall not effect the grant of another option.

   3.  Extent of Option if Business Relationship Continues. While the Optionee
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continues to serve the Company or any Related Corporation in the capacity of an employee, officer, director or consultant (such service is described herein as maintaining or being involved in a "Business Relationship" with the Company), the Optionee may exercise this option for the number of shares set opposite the applicable date:

   [vesting schedule]

This option may be exercised up to and including the date which is ten years from the date this option is granted. All of the foregoing rights are subject to Articles 4 and 5, as appropriate, if the Optionee ceases to maintain a Business Relationship with the Company or dies, becomes disabled or undergoes dissolution while involved in a Business Relationship with the Company.

   4.  Termination of Business Relationship.  If the Optionee ceases to maintain
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a Business Relationship with the Company, other than by reason of death or disability as defined in Article 5, or for "Misconduct" pursuant to Article 16 hereof, this option shall terminate after the passage of thirty (30) days from the date the Business Relationship ceases, but in no event later than the scheduled expiration date. In such a case, the Optionee's only rights hereunder shall be those which are properly exercised before the termination of this option.
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   5.  Death; Disability; Dissolution.  If the Optionee is a natural person who
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dies while involved in a Business Relationship with the Company, this option may be exercised by his estate, personal representative or beneficiary to whom this option has been assigned pursuant to Article 10, at any time within 180 days after the date of death, but not later than the scheduled expiration date. If the Optionee is a natural person whose Business Relationship with the Company is terminated by reason of his disability (as defined in the Plan), this option may be exercised at any time within 180 days after the date of such termination, but not later than the scheduled expiration date. At the expiration of such 180-day period or the scheduled expiration date, whichever is the earlier, this option shall terminate and the only rights hereunder shall be those as to which the option was properly exercised before such termination. If the Optionee is a corporation, partnership, trust or other entity that is dissolved, liquidated, becomes insolvent or enters into a merger or acquisition with respect to which such optionee is not the surviving entity at the time when such entity is involved in a Business Relationship with the Company, this Option shall immediately terminate as of the date of such event, and the only rights hereunder shall be those as to which this option was properly exercised before such dissolution or other event.

   6.  Partial Exercise.  Exercise of this option up to the extent above stated
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may be made in part at any time and from time to time within the above limits, except that this option may not be exercised for a fraction of a share unless such exercise is with respect to the final installment of stock subject to this option and a fractional share (or cash in lieu thereof) must be issued to permit the Optionee to exercise completely such final installment. Any fractional share with respect to which an installment of this option cannot be exercised because of the limitation contained in the preceding sentence shall remain subject to this option and shall be available for later purchase by the Optionee in accordance with the terms hereof.

   7.  Payment of Price.  The option price is payable in United States dollars
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and may be paid:

       (a) in cash or by check, or any combination of the foregoing, equal in amount to the option price; or (b) in the discretion of the Board of Directors, in cash, by check, by delivery of shares of the Company's Common Stock having a fair market value equal as of the date of exercise to the option price, or by any combination of the foregoing, equal in amount to the option price; or (c) in the discretion of the Board of Directors, in cash, by check, by delivery of shares of the Company's Common Stock having an aggregate fair market value equal as of the date of exercise to the option price, by delivery of the Optionee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, or by any combination of the foregoing, equal in amount to the option price.

   If the Optionee delivers Common Stock held by the Optionee (the "Old Stock") to the Company in full or partial payment of the option price, and the Old Stock so delivered is subject to restrictions or limitations imposed by agreement between the Optionee and the Company, the Common Stock received by the Optionee on the exercise of this option shall be subject to all restrictions and limitations applicable to the Old Stock to the extent that the Optionee paid for
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such Common Stock by delivery of Old Stock, in addition to any restrictions or limitations imposed by this agreement.

   8.  Agreement to Purchase for Investment.  By acceptance of this option, the
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Optionee agrees that a purchase of shares under this option will not be made with a view to their distribution, as that term is used in the Securities Act of 1933, as amended, unless in the opinion of counsel to the Company such distribution is in compliance with or exempt from the registration and prospectus requirements of that Act, and the Optionee agrees to sign a certificate to such effect at the time of exercising this option and agrees that the certificate for the shares so purchased may be inscribed with a legend to ensure compliance with that Act.

   9.  Method of Exercising Option.  Subject to the terms and conditions of this
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Agreement, this option may be exercised by written notice to the Company, at the principal executive office of the Company, or to such transfer agent as the Company shall designate. Such notice shall state the election to exercise this option and the number of shares in respect of which it is being exercised and shall be signed by the person or persons so exercising this option. Such notice shall be accompanied by payment of the full purchase price of such shares, and the Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received. The certificate or certificates for the shares as to which this option shall have been so exercised shall be registered in the name of the person or persons so exercising this option (or, if this option shall be exercised by the Optionee and if the Optionee shall so request in the notice exercising this option, shall be registered in the name of the Optionee and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising this option. In the event this option shall be exercised, pursuant to Article 5 hereof, by any person or persons other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option. All shares that shall be purchased upon the exercise of this option as provided herein shall be fully paid and non-assessable.

   10. Option Not Transferable.  This option is not transferable or assignable
       -----------------------
except by will or by the laws of descent and distribution. During the Optionee's lifetime only the Optionee can exercise this option.

   11. No Obligation to Exercise Option.  The grant and acceptance of this
       --------------------------------
option imposes no obligation on the Optionee to exercise it.

   12. No Obligation to Continue Business Relationship.  The Company and any
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Related Corporations (as defined in the Plan) are not by the Plan or this option obligated to continue to maintain a Business Relationship with the Optionee.

   13. No Rights as Stockholder until Exercise.  The Optionee shall have no
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rights as a stockholder with respect to shares subject to this Agreement until a stock certificate therefor has been issued to the Optionee and is fully paid for. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made
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for dividends or similar rights for which the record date is prior to the date such stock certificate is issued.

   14. Capital Changes and Business Successions.  It is the purpose of this
       ----------------------------------------
option to encourage the Optionee to work for the best interests of the Company and its stockholders. Since, for example, that might require the issuance of a stock dividend or a merger with another corporation, the purpose of this option would not be served if such a stock dividend, merger or similar occurrence would cause the Optionee's rights hereunder to be diluted or terminated and thus be contrary to the Optionee's interest. The Plan contains extensive provisions designed to preserve options at full value in a number of contingencies. Therefore, provisions in the Plan for adjustment with respect to stock subject to options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference. In particular, without affecting the generality of the foregoing, it is understood that for the purposes of Articles 3 through 5 hereof, both inclusive, maintaining or being involved in a Business Relationship with the Company includes maintaining or being involved in a Business Relationship with a Related Corporation as defined in the Plan.

   15. Withholding Taxes.  The Optionee hereby agrees that the Company may
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withhold from the Optionee's wages or other remuneration the appropriate amount of federal, state and local taxes attributable to the Optionee's exercise of any installment of this option. At the Company's discretion, the amount required to be withheld may be withheld in cash from such wages or other remuneration, or in kind from the Common Stock otherwise deliverable to the Optionee on exercise of this option. The Optionee further agrees that, if the Company does not withhold an amount from the Optionee's wages or other remuneration sufficient to satisfy the Company's withholding obligation, the Optionee will reimburse the Company on demand, in cash, for the amount underwithheld.

   16. No Exercise of Option. If the Business Relationship of the Optionee is
       ----------------------
terminated for "Misconduct", or if the Optionee directly or indirectly, alone or as a partner, joint venturer, officer, director, employee, consultant, agent, or stockholder of any company or business, in any business activity which is directly in competition in the Untied States with any of the products or services being developed, sold or otherwise provided by the Company at such time (the ownership by the Optionee of not more than one percent of the shares of stock of any corporation being deemed, in and of itself, not to constitute the engagement in a business activity in competition with the products or services of the Company), this option shall terminate on the date of such termination of the Business Relationship and shall thereupon not be exercisable to any extent whatsoever. "Misconduct" is conduct, as determined by the Board of Directors, involving one or more of the following: (i) the substantial and continuing failure of the Optionee to render services to the Company in accordance with the terms or requirements of the business relationship; (ii) disloyalty, gross negligence, dishonesty or breach of fiduciary duty to the Company; (iii) the commission of an act of embezzlement, fraud, disloyalty, dishonesty or deliberate disregard of the rules or policies of the Company which results in loss, damage or injury to the Company, whether directly or indirectly; (iv) the unauthorized disclosure of any trade secret or confidential information of the Company; or (v) the commission of an act which constitutes unfair competition with the Company or which induces any customer of the Company
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to break a contract with the Company. For the purposes of this Article, termination of the Business Relationship shall be deemed to occur when the Optionee receives notice that its business relationship is terminated.



       (c) Determination of Fair Market Value:  The fair market value of the
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shares subject to this option shall be, for purposes of this Article, an amount per share determined on the basis of the price at which shares of the Common Stock could reasonably be expected to be sold in an arms-length transaction, for cash, other than on an installment basis, to a person not employed by, controlled by, in control of or under common control with the Company. Fair market value shall be determined by the Board of Directors, giving due consideration to recent grants of incentive stock options for shares of Common Stock, recent transactions involving shares of the Common Stock, if any, earnings of the Company to the date of such determination, projected earnings of the Company, the effect of the transfer restrictions to which the shares are subject under law and this Agreement, the absence of a public market for the Common Stock and such other matters as the Board of Directors deems pertinent. The determination by the Board of Directors of the fair market value shall be conclusive and binding. The fair market value of the shares shall be determined as of the day on which the event occurs.

   17. Acceleration and Vesting of Option for Business Combinations.  Upon any
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merger, consolidation, sale of all (or substantially all) of the assets of the
Company, or other business combination involving the sale or transfer of all (or substantially all) of the capital stock or assets of the Company in which the Company is not the surviving entity, or, if it is the surviving entity, does not survive as an operating going concern in substantially the same line of business, then this option shall, immediately prior to the consummation of any of the foregoing events, become fully vested and immediately exercisable by the Optionee for one hundred percent (100%) of the shares which have not theretofore vested pursuant to Article 3 hereof.

   18. Governing Law.  This Agreement shall be governed by and interpreted in
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accordance with the internal laws of the State of Delaware.
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   IN WITNESS WHEREOF the Company and the Optionee have caused this instrument to be executed, and the Optionee whose signature appears below acknowledges receipt of a copy of the Plan and acceptance of an original copy of this Agreement.



- ---------------------------------     INDIVIDUAL, INC.
OPTIONEE


                                      By:
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Print Name of Optionee                   Robert L. Lentz
                                         Vice President, Finance and Chief
                                           Financial Officer


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Street Address



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City, State, Zip Code